Exhibit 99.2 Press Release

Allied Nevada Announces Hycroft Mill Expansion Feasibility Results Highlighted by Improved Projected Returns

October 15, 2014 | Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada”, “us”, “we”, “our” or the “Company”) (TSX: ANV; NYSE MKT: ANV) is pleased to provide a summary of the Hycroft mill expansion feasibility study results, completed by M3 Engineering and Technology (“M3”) in association with the Company. M3 developed the process flow sheet, capital cost estimate, operating cost estimate and financial model, while Allied Nevada developed the heap leach metrics, taxes, mineral reserves and mine plan. The feasibility study assumptions are largely the same as in the prefeasibility study issued in May, 2014, and continue to assume a two-phase construction plan for the mill expansion.
A summary of the significant changes from prefeasibility to feasibility are highlighted below. Consistent with the prefeasibility study, the base case metal price assumptions of $1,300 per ounce gold and $21.67 per ounce silver have been utilized in the feasibility study. The feasibility is presented on a January 1, 2015, go-forward basis and the comparative prefeasibility results have been adjusted to reflect the same start time. We intend to file a National Instrument 43-101 Technical Report within the 45-day regulatory timeframe.
Highlights of Significant Changes to the Feasibility:

		Feasibility - October 2014	Prefeasibility (adjusted1) - May 2014	Change
LOM ounces sold - gold	000s Ozs Au	7,437	7,122	↑ 4%
LOM ounces sold - silver	000s Ozs Ag	340,111	326,419	↑ 4%

Initial capital cost	$ billions	$1.39	$1.32	↑ 5%

LOM After-tax NPV (5%)[2]	$ billions	$1.81	$1.78	↑ 1%
LOM After-tax IRR[2]	%	28.6	26.7	↑ 7%
Payback	Years	5.5	5.3

First five years annual averages (2018-2022)
Ounces sold - gold	Ozs Au	458,700	455,400	↑ 1%
Ounces sold - silver	Ozs Ag	22,956,600	21,062,100	↑ 9%
Adjusted cash costs per ounce[3]	$/Oz Au	$464	$471	↓ 1%
Randy Buffington, President & CEO, stated, “this project is one of the only economic, permitted large projects in the gold space today and has the potential to become a significant, low-cost producer with a long reserve life and large open resource behind that.”

1.
The prefeasibility economics as filed in May 2014 were based on the period January 1, 2014 forward. For comparative purposes with the feasibility, we have adjusted the prefeasibility metrics to begin January 1, 2015.

2.
All costs are on a go-forward basis and consider capital spent to date as sunk costs. Net Present Value (“NPV”) and Internal Rate of Return (“IRR”) are calculated using $1,300 per gold ounce and $21.67 per silver ounce and additional assumptions set forth in the table titled “Assumptions used in the feasibility study estimate” at the end of this press release. No assurance or guarantee is provided that the calculated IRR or NPV values will be achieved. Actual results may differ materially.

3.
The term “adjusted cash costs per ounce” is a non-GAAP financial measure. Non-GAAP financial measures do not have any standardized meaning prescribed by GAAP and, therefore, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. See the section at the end of this press release and in the most recently filed Annual Report on Form 10-K titled “Non-GAAP Financial Measures” for further information on adjusted cash costs per ounce.

Exhibit 99.2 Press Release

Overview
The feasibility study is based on a nominal 120,000 ton per day (“tpd”) mill for oxide, transition and sulfide ore and the associated heap leach for lower grade oxide and transition ore as presented in the prefeasibility study in May 2014. The mill is designed and scheduled to be constructed in two phases of 60,000 tpd each. Throughput varies based on ore hardness. The mill flow sheet components include crushing, grinding, flotation, concentrate regrind, concentrate oxidation and leaching, tails leaching, Merrill-Crowe extraction and refining. Our projections are based on detailed engineering, which we expect to begin in early 2015, and construction of Phase 1 anticipated commencing in the second quarter of 2015, subject to our ability to secure the necessary financing. Phase 1 is scheduled to be completed within 24 months, which would result in commissioning in the second quarter of 2017. The feasibility study projects commissioning of Phase 2 to be at the end of the second quarter of 2018, 12 months following completion of Phase 1.
The following summarizes feasibility LOM assumptions, compared with the same prefeasibility assumptions, for the mill expansion project:

LOM (2015-2033)	Feasibility (October 2014)	Prefeasibility(May 2014; adjusted)
Total tons of ore processed (000s) - heap leach and mill	949,201	897,241
Grade - Au (ounces per ton) - heap leach and mill	0.011	0.011
Grade - Ag (ounces per ton) - heap leach and mill	0.49	0.50
Total gold ounces sold (000s)	7,437	7,122
Total silver ounces sold (000s)	340,111	326,419
Total gold equivalent ounces sold (000s)	13,106	12,562
Total revenue at $1,300/oz Au and $21.67/oz Ag (millions)	$17,037	$16,332
Revenue per ton processed	$17.95	$18.20
Mining cost per ton mined	$1.37	$1.39
Milling cost per ton of ore milled	$9.14	$8.83
Heap leach cost per ton of ore heap leached (includes crushing)	$2.45	$2.47
G&A cost per ton of ore processed	$0.32	$0.34
Nevada Net Proceeds Tax and refining cost per ton of ore processed	$0.48	$0.47
Capital Estimate
The capital has increased to $1.39 billion (up $66 million) primarily resulting from the following: the change in construction of two 120kV power lines to one 345kV line to ensure reliable power availability; additional conveyors and crushed ore storage for the crushing/pre-crush and pebble crushing circuits; increased site general costs and confirmation of geotechnical analysis on required earthworks; and increased sizing for the thickener tanks. These increases were partially offset by a decrease in contingency reflecting the improved confidence level of the capital estimate with 88% of the estimated equipment capital costs now associated with vendor firm quotes.
Mining and processing
We completed an optimized mine plan that resulted in an additional 52 million ore tons that will be processed during the LOM and a reduced strip ratio of 1.50 (from 1.56). Mining unit costs have decreased slightly resulting from improved haul profiles and a reduction in mining equipment fleet requirements.
The process flow sheet has not changed and still considers a process plant capable of processing three streams: Mill 1 - whole ore; Mill 2 - Atmospheric Alkaline Oxidation (“AAO”); and Mill 3 - AAO with tails leach. A reevaluation of the economic benefit of processing an additional 440 million tons through the tails leach (Mill 3 scenario) as compared with the Mill 2 scenario resulted in additional overall ounces and improved economics.

Hycroft Mill Expansion: Feasibility Study Results	2

Exhibit 99.2 Press Release

Mill process costs did not change materially on a per unit basis. Total ton weighted costs increased $0.31/ton to $9.14/ton resulting from the processing of the additional 440 million tons through the Mill 3 scenario, which are more than offset by the revenue from additional ounces recovered. The 440 million tons were assumed to be processed through Mill 2 without the benefit of the additional recovery from tails leaching in the prefeasibility study.

	GOLD			SILVER
	Contained Ounces (000s)	Recovered Ounces (000s)	Recovery (%)	Contained Ounces (000s)	Recovered Ounces (000s)	Recovery (%)
Heap Leach	1,940	1,084	55.9	68,732	10,252	14.9
Mill stream 1	845	509	60.2	35,315	24,323	68.9
Mill stream 2	1,225	849	69.3	19,530	11,682	59.8
Mill stream 3	6,541	4,774	73.0	341,698	296,888	86.9
TOTAL	10,551	7,216	68.4	465,275	343,146	73.8
Recovered ounces differ in the table above as compared to the ounces sold in the life of mine economics. The table above shows the ounces placed and recovered on a going-forward basis only to calculate recovery. The life-of-mine model includes 266,000 recoverable ounces of gold and 2,127,000 ounces of recoverable silver in the heap leach inventory at January 1, 2015, and also accounts for ounce reductions due to melt loss and non-payable ounces from the refinery.
Economic Analysis
As noted above, the results of the revised prefeasibility study indicate an IRR projected to be 28.6% and a NPV projected to be $1.81 billion at a discount rate of 5%, assuming gold and silver prices of $1,300 per ounce and $21.67 per ounce, respectively, and based on the additional assumptions set forth in the table titled “Assumptions used in the feasibility study estimate” at the end of this press release. The initial capital to construct the mill and associated infrastructure is on a go-forward basis and does not include capital spent to date on the mill expansion such as the crushing system, Merrill-Crowe plant, mills, motors and excavation. The cash flow model considers the current heap leach revenue and costs as part of the project, which was developed by Allied Nevada.
The Hycroft mill expansion is projected to generate a significant amount of gold and silver at relatively low adjusted cash costs per ounce1. The project, however, is extremely sensitive to metal prices. The following table illustrates the sensitivity of changes to calculated IRR and NPV2 at 0% and 5% discount rates at various gold and silver prices and based on a constant ratio of the silver price to the gold price of 60:1. Additional sensitivity would result from changes to this ratio.

Metal Prices		After tax NPV[2] (0%)	After tax NPV[2] (5%)	After tax IRR[2]
Au	Ag	Billions	Billions	%
$1,200	$20.00	$2.26	$1.16	19.5
$1,300	$21.67	$3.22	$ 1.81	28.6
$1,400	$23.33	$4.25	$2.48	38.5
Financing update
We continue to work with interested parties towards establishing a financing plan for the first phase of construction.

1.
The term “adjusted cash costs per ounce” is a non-GAAP financial measure. Non-GAAP financial measures do not have any standardized meaning prescribed by GAAP and, therefore, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. See the section at the end of this press release and in the most recently filed Annual Report on Form 10-K titled “Non-GAAP Financial Measures” for further information on adjusted cash costs per ounce.

2.	No assurance or guarantee is provided that the calculated IRR or NPV values will be achieved. Actual results may differ materially.

Hycroft Mill Expansion: Feasibility Study Results	3

Exhibit 99.2 Press Release

Conference Call Information
Allied Nevada will host a conference call to discuss the feasibility study results on October 16, 2014 at 8:00 am PT (11:00 am ET), which will be followed by a question and answer session. To listen in to the audio webcast, visit www.alliednevada.com.
To access the call, please dial:
Toll‐free in North America - 1‐866-233-4585
Outside of Canada & US - 1‐416-640-5946
An audio recording of the call will be archived on our website following the meeting.

For further information on Allied Nevada, please contact:

Randy Buffington	Tracey Thom
President and CEO	Vice President, Investor Relations
(775) 358-4455	(775) 789-0119

Assumptions used in the prefeasibility study estimate:

Parameter	Assumption	Description
Mining years	16 years	150 million tons per year (“mtpy”) by 2017, 200 mtpy by 2021
Processing years	19 years	Last 3 years are from stockpiles
Inflation	None - real basis	All projected revenue and costs were assumed to be in January 1, 2015 real terms, with no inflation applied.
Starting basis	January 1, 2015 go-forward	All economic analyses were done on a January 1, 2015, “go-forward” basis.
Capital structure	Unlevered	No debt financing or interest payments were assumed.
Discount rate	5% real	All the NPVs shown in this report were calculated using a discount rate of 5%. Sensitivity analysis has been completed for 0% and 10% discount rates.
Metal prices (base case)	$1,300/oz Au, $21.67/oz Ag (60:1)	Commodity prices were assumed to be constant over the DCF timeframe.
Refining charge	$ 0.75 per Au and Ag oz	Applied a refining charge of $0.50/oz and a deleterious elements charge of $0.25/oz.
Melt loss	-0.5% Au and Ag	Applied to account for melt losses during the refining process.
Payable metal	99.9% Au and 99.0% Ag	Assumptions to arrive at payable metal are based on the current contract with Johnson Matthey.

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Exhibit 99.2 Press Release

Feasibility Study Economic Analysis Summary:

		First 5 Years Average (2018-2022)	Life of Project Average (2018-2029)	LOM Totals (2015-2033)
Production Information:
Total tons of ore processed - heap leach	(000's)	12,945	8,710	213,032
Tons of ore processed - mill	(000’s)	44,238	45,108	736,169
Tons of waste mined	(000's)	106,645	101,232	1,427,214
Total tons	(000's)	163,828	156,050	2,376,415
Contained gold		603,818	614,664	10,550,586
Contained silver		29,516,518	28,838,685	465,274,7777
Ounces sold - gold		458,737	447,866	7,437,167
Ounces sold - silver		22,956,625	23,209,316	340,110,809
Ounces sold - gold equivalent		841,347	834,688	13,105,681

Cash Flow Information:
Cash inflows:
Revenue from metal sales	($ 000's)	1,093,751	1,085,094	17,037,385
Cash outflows:
Operating costs	($ 000's)	710,149	675,225	11,552,453
Income taxes	($ 000's)	15,074	39,360	483,492
Inventory adjustments	($ 000's)	2,792	21,742	(283,746)
Reclamation spending & salvage	($ 000's)	0	0	77,413
Capital spending	($ 000's)	87,137	51,245	1,985,680
Total Cash Outflows	($ 000's)	815,152	787,572	13,815,292
Net Cash Flow	($ 000's)	278,599	297,522	3,222,093
After-tax NPV @ 5%	($ 000's)			1,807,961
After-tax NPV @ 10%	($ 000's)			1,017,763
After-tax Internal Rate of Return	%			28.6
Adjusted cash costs per ounce[1] of gold sold:
With silver as byproduct credit	($ / Oz)	$ 464	$ 385	$ 562
Gold equivalent	($ / Oz)	$ 844	$ 809	$ 881
From a silver production and sales point of view:
Silver equivalent production (ounces Ag)		50,480,824	50,081,261	786,340,836
Adjusted cash costs with gold as a byproduct credit ($/silver ounce sold)		$ 5	$ 4	$ 6
Metal selling prices used in determining the economics for the project were $1,300 per ounce of gold and $21.67 per ounce of silver. Gold equivalent is calculated using a 60:1 silver to gold ounce ratio.
No assurance or guarantee is provided that the calculated IRR or NPV values will be achieved. Actual results may differ materially.

1.
The term “adjusted cash costs per ounce” is a non-GAAP financial measure. Non-GAAP financial measures do not have any standardized meaning prescribed by GAAP and, therefore, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. See the section at the end of this press release and in the most recently filed Annual Report on Form 10-K titled “Non-GAAP Financial Measures” for further information on adjusted cash costs per ounce.

Hycroft Mill Expansion: Feasibility Study Results	5

Exhibit 99.2 Press Release

Cautionary Statement Regarding Forward Looking Information
This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the”Exchange Act”) (and the equivalent under Canadian securities laws) and the Private Securities Litigation Reform Act (the “PSLRA”) or in releases made by the U.S. Securities and Exchange Commission (the “SEC”), all as may be amended from time to time. This cautionary statement is being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefit of the “safe harbor” provisions of such laws.
All statements, other than statements of historical fact, included herein or incorporated by reference, that address activities, events or developments that we expect or anticipate will or may occur in the future, are forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe”, “project”, “target”, “budget”, “may”, "can", “will”, “would”, “could”, "should", “seeks”, or “scheduled to”, or other similar words, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intentions. Such forward-looking statements include, without limitation, statements regarding our future business strategy, plans and goals; future gold and silver prices; delays in processing gold and silver; the potential for confirming, upgrading and expanding gold and silver mineralized material at Hycroft; reserve and resource estimates and the timing of the release of updated estimates; estimates of gold and silver grades; future prices for gold and silver; recovery rates for gold and silver; anticipated operating, capital and construction costs, ; anticipated sales, project economics, net present values and expected rates of return; the realization of expansion and construction activities and the costs and timing thereof; availability and cost of financing; production estimates and other statements that are not historical facts.
Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results, performance or achievements to differ materially from those in the forward-looking statements include, among others, risks that Allied Nevada’s exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; an increase in the cost of or a delay or deferral timing of new projects, including construction or expansion projects; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve, resource and grade estimates; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration, development and expansion activities, including the uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the SEC including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q (which may be secured from us, either directly or from our website at www.alliednevada.com or at the SEC website www.sec.gov). Although Allied Nevada has attempted to identify important factors that could cause actual results, performance or achievements to differ materially from those described in forward-looking statements, there may be other factors that cause results, performance or achievements not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results, performance and achievements and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.
The technical contents of this news release have been prepared under the supervision of Daniel Roth, Project Manager at M3 Engineering and Technology, and Tony Peterson, Corporate Mine Engineer at Allied Nevada Gold Corp., a Registered Professional Engineer in the State of Colorado #43867 who are Qualified Persons as defined by National Instrument 43-101. For further information regarding the quality assurance program and the quality control measures applied, as well as other relevant technical information, please see technical report titled “Hycroft Mine, NI 43-101 Technical Report, Mill Expansion Prefeasibility Study, Winnemucca, Nevada, USA” and dated May 21, 2014 on www.sedar.com.

Non-GAAP Financial Measure
Adjusted Cash Costs Per Ounce
Adjusted cash costs per ounce is a non-GAAP financial measure, calculated on a per ounce of gold sold basis, and includes all direct and indirect operating cash costs related to the physical activities of producing gold, including mining, processing, cash portions of production costs written-down, the effective portion of any cash flow hedges, third party refining expenses, on-site administrative and support costs, royalties, and mining production taxes, net of revenue earned from silver sales. Because we are a primary gold producer and our operations focus on maximizing profits and cash flows from the extraction and sale of gold, we believe that silver revenue is peripheral and not material to our key performance measures or our Hycroft Mine operating segment and, as such, adjusted cash costs per ounce is reduced by the benefit received from silver sales.
Adjusted cash costs per ounce provides management and investors with a further measure, in addition to conventional measures prepared in accordance with GAAP, to assess the performance of our mining operations and ability to generate cash flows over multiple periods from the sale of gold. Non-GAAP financial measures do not have any standardized meaning prescribed by GAAP and, therefore, may not be comparable to similar measures presented by other mining companies. Accordingly, the above measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Hycroft Mill Expansion: Feasibility Study Results	6